Exhibit 99.1

For Immediate Release

BENEFICIENT REPORTS RESULTS FOR THIRD QUARTER FISCAL 2025

Announced Proposed Transaction to Increase Tangible Book Value to Ben Public Company Stockholders by $9 Million on 8.4 Million Shares Outstanding, Permanent Equity Increased by $35 Million

Completed First Primary Capital Transaction as Part of Ongoing Business Development Activities

Announced Proposed International Bank Acquisition to Expand Alternative and Digital Asset Markets Capabilities

Dallas, TX. – February 13, 2025 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, today reported its financial results for the fiscal 2025 third quarter, which ended December 31, 2024.

Commenting on the fiscal 2025 third quarter results, Beneficient management said: “Our fiscal third quarter was focused on key steps that we believe will ready Ben for significant new activities in delivering liquidity, primary capital and digital asset markets solutions – which we believe are all opportunities to disrupt and enhance the solutions available to large financial audiences. During the fiscal third quarter, we also closed our first primary capital transaction and are seeking additional opportunities.

“A complementary part of our plan is the proposed acquisition of Mercantile Bank International Corp. (“Mercantile Bank”), a Puerto Rico-based International Financial Entity, which is expected to enable Ben to offer an expanded range of digital asset market solutions and companion custody, clearing and control account fee-based services. We intend to drive new growth opportunities in calendar 2025, which we believe have the potential to generate above market fee rates. These efforts are expected to further build out our expansive model and enable the Company to benefit from a growing range of trust, custody and other services we provide as well as the underlying performance of the private equity assets held in trust.

“Additionally, we are pleased to have continued to strengthen our capital structure, increasing our permanent equity by $35 million through a re-designation of certain preferred equity. Furthermore, we executed an agreement to complete additional transactions designed to revise the liquidation priority of Beneficient Company Holdings, L.P. (“BCH”) and deliver other benefits to our public company stockholders provided by entities controlled by our founders, which are expected to become increasingly visible as the Company enters into more liquidity and primary capital transactions.”

Third Quarter Fiscal 2025 and Recent Highlights (for the quarter ended December 31, 2024 or as noted):

●	Reported investments with a fair value of $334.3 million, increased from $329.1 million at the end of our prior fiscal year, served as collateral for Ben Liquidity’s net loan portfolio of $260.6 million and $256.2 million, respectively. Reported investments include our first primary capital transaction with a closing of $1.4 million on December 31, 2024.

●	Revenues increased to $4.4 million in the third quarter of fiscal 2025 as compared to $(10.2) million in the same quarter of fiscal 2024. For the nine months ended December 31, 2024, revenues for fiscal 2025 were $23.0 million as compared to $(55.7) million for fiscal 2024.

●	Operating expenses declined 98% to $13.9 million in the third quarter of fiscal 2025, as compared to $905.7 million in the third quarter of fiscal 2024, which included a non-cash goodwill impairment of $883.2 million. For the nine months ended December 31, 2024, operating expenses for fiscal 2025 were $1.9 million, which included the release of a loss contingency accrual of $55.0 million and non-cash goodwill impairment of $3.7 million, as compared to $2.4 billion in fiscal 2024, which included non-cash goodwill impairment of $2.3 billion.

●	Excluding the non-cash goodwill impairment in the prior comparable period, operating expenses declined 38% to $13.9 million in the third quarter of fiscal 2025 as compared to $22.5 million in the same period of fiscal 2024. For the nine months ended December 31, 2024, excluding the non-cash goodwill impairment and the loss contingency release in each period, as applicable, operating expenses were $53.2 million in fiscal 2025 as compared to $111.7 million in fiscal 2024.

●	Improved permanent equity from a deficit of $148.3 million as of June 30, 2024 to a positive $14.3 million as of December 31, 2024 through a combination of redesignating approximately $160.5 million of temporary equity to permanent equity and additional capital from equity sales and liquidity transactions offset by net loss allocable to permanent equity classified securities of $6.9 million during the applicable period.

●	Announced proposed transaction on December 23, 2024 to revise the liquidation priority of BCH and provide other benefits to our public company shareholders, which on a proforma basis, amounts to $9.2 million of tangible book value to Ben’s public company stockholders(1) using December 31, 2024 financial information, as compared to no book value to Ben’s public company stockholders absent the transaction.

●	Announced an agreement to acquire Mercantile Bank in exchange for an aggregate purchase price of $1.5 million, subject to certain closing conditions, which is expected to enable Ben to offer an expanded range of digital asset markets solutions and companion custody, clearing and control account fee-based services that generate additional cash flow in calendar 2025, including additional alternative asset custody services with the potential to generate higher fee rates than are generally available for traditional custody services.

Loan Portfolio

As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben organically develops a balance sheet comprised largely of loans collateralized by a well- diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.

Ben’s balance sheet strategy for ExAlt Loan origination is built on the theory of the portfolio endowment model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.

As of December 31, 2024, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across approximately 220 private market funds and approximately 750 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, such as the largest private space exploration company, an innovative software and payment systems provider, a venture capital firm investing in waste-to-energy and clean energy technologies, a technology company providing Net Zero solutions in the production of advanced biofuels, a designer and manufacturer of shaving products, a large online store for women’s clothes and other fashionable accessories that has announced intentions to go public, a mobile banking services provider, and others.

Figure 1: Portfolio Diversification

Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses

As of December 31, 2024, the charts below present the ExAlt Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate fiduciary ExAlt Loan portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates composing part of the Fiduciary Loan Portfolio).

As of December 31, 2024. Represents the characteristics of professionally managed funds and investments in the Collateral (defined as follows) portfolio. The Collateral for the ExAlt Loans in the loan portfolio is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances net of any allowance for credit losses, and as of December 31, 2024, the total allowance for credit losses was $325 million, for a total gross loan balance of $586 million and a loan balance net of allowance for credit losses of $261 million.

2

Business Segments: Third Quarter Fiscal 2025

Ben Liquidity

Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.

●	Ben Liquidity recognized $11.3 million of interest income for the fiscal third quarter, a decrease of 5.7% from the quarter ended September 30, 2024, primarily due to a higher percentage loans being placed on nonaccrual status, partially offset by the effects of compounding interest on the remaining loans.

●	Operating loss for the fiscal third quarter was $2.9 million, a decline from operating income of $2.9 million for the quarter ended September 30, 2024. The decline in operating performance was due to higher intersegment credit losses in the current fiscal period as compared to the quarter ended September 30, 2024 due to slightly lower collateral values while the amortized cost basis increased principally due to interest capitalizing at a higher rate than loan payments.

Ben Custody

Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.

●	NAV of alternative assets and other securities held in custody by Ben Custody during the fiscal third quarter increased to $385.1 million as of December 31, 2024, compared to $381.2 million as of March 31, 2024. The increase was driven by $1.4 million of new originations and unrealized gains on existing assets, principally related adjustments to the relative share held in custody of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period, offset by distributions during the period.

●	Revenues applicable to Ben Custody were $5.4 million for the fiscal third quarter, compared to $5.4 million for the quarter ended September 30, 2024. The similar amount of revenues for these periods was a result of stable NAV of alternative assets and other securities held in custody at the beginning of each applicable period, when such fees are calculated.

●	Operating income for the fiscal third quarter decreased to $3.5 million, from $4.3 million for the quarter ended September 30, 2024. The decrease was primarily due to credit losses related to certain fees collateralized by securities of our former parent company. Additionally, there was no non-cash goodwill impairment in the third fiscal quarter as compared to non-cash goodwill impairment of $0.3 million for the quarter ended September 30, 2024.

●	Adjusted operating income(1) for the fiscal third quarter was $4.8 million, compared to adjusted operating income(1) of $4.6 million for the quarter ended September 30, 2024. The increase was due to slightly lower operating expenses, principally related to lower employee compensation due to lower headcount.

Business Segments: Through Nine Months Ended Fiscal 2025

Ben Liquidity

●	Ben Liquidity recognized $34.1 million of interest income for the nine months ended December 31, 2024, down 6.0% compared to the prior year period, primarily due to lower loans, net of the allowance for credit losses, resulting from higher levels of non-accrual loans and loan prepayments, partially offset by new loans originated.

●	Operating loss was $0.5 million for the nine months ended December 31, 2024, improving from an operating loss of $1.8 billion in the prior year period. The prior period loss was driven by non-cash goodwill impairment totaling $1.7 billion and credit losses largely related to securities of our former parent company.

●	Adjusted operating loss(1) was $0.5 million for the nine months ended December 31, 2024 compared to adjusted operating loss(1) of $11.8 million in the prior year period with the improvement in adjusted operating loss(1) primarily related to lower credit loss adjustments recognized in the current fiscal year and lower employee compensation costs due to lower headcount.

Ben Custody

●	Ben Custody revenues were $16.2 million for the nine months ended December 31, 2024, down 14.7%, compared to the prior year period, primarily due to lower NAV of alternative assets and other securities held in custody.

●	Operating income was $9.1 million for the nine months ended December 31, 2024 compared to operating loss of $538.8 million in the prior year period, with the increase in operating income principally related to a significantly larger non-cash goodwill impairment in the prior year period of $554.6 million as compared to $3.4 million in the current fiscal year.

●	Adjusted operating income(1) for the nine months ended December 31, 2024 was $13.9 million, compared to adjusted operating income(1) of $15.8 million in the prior year period with the decrease in adjusted operating income(1) primarily due to lower revenue related to lower NAV of alternative assets and other securities held in custody partially offset by slightly lower operating expenses during the current fiscal year period.

3

Capital and Liquidity

●	As of December 31, 2024, the Company had cash and cash equivalents of $4.1 million and total debt of $122.9 million.

●	Distributions received from alternative assets and other securities held in custody totaled $19.3 million for the nine months ended December 31, 2024, compared to $38.4 million for the same period of fiscal 2024.

●	Total investments (at fair value) of $334.3 million at December 31, 2024 supported Ben Liquidity’s loan portfolio.

(1)	Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.

Board Update

On November 21, 2024, Karen Wendel was appointed to the Board as an independent director and a member of various committees, including the Audit committee of the Board, bringing substantial additional expertise in Cyber Security, Identity Solutions, Security Regulations, ISO Global Standards, e-Commerce, e-Healthcare, PKI Digital Certificates and Blockchain to Beneficient. Ms. Wendel serves as Founder and Chief Executive Officer of Trust Chains, a cybersecurity consulting firm, and previously served as the Chief Executive Officer and board member of IdenTrust, a global identity solutions company, from May 2003 to February 2016. Ms. Wendel has also served as Chief Executive Officer and a board member for eFinance Corporation, as a partner at the Capital Markets Company (CAPCO), a Belgium-based consulting firm, and is the former head of the U.S. Financial Services Practice at Gemini Consulting. Ms. Wendel is an author on financial management, payments and supply chain integration; an advisor to U.S. government agencies and the European Union on emerging technologies for payments and transaction processing; and a keynote speaker at major international banking conferences.

Consolidated Fiscal Third Quarter Results

Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal Third Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 3Q25 December 31, 2024	Fiscal 2Q25 September 30, 2024	Fiscal 3Q24 December 31, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
GAAP Revenues	$4,419	$8,561	$(10,235)	(48.4)%	$23,026	$(55,739)	NM
Adjusted Revenues(1)	4,427	8,734	8,456	(49.3)%	23,572	8,478	NM
GAAP Operating Income (Loss)	(9,513)	(13,715)	(915,951)	30.6%	21,110	(2,453,685)	NM
Adjusted Operating Loss(1)	(7,301)	(6,611)	(11,684)	(10.4)%	(18,638)	(57,374)	67.5%
Basic Class A EPS	$(1.32)	$2.98	$(158.36)	NM	$10.30	$(668.31)	NM
Diluted Class A EPS	$(1.32)	$0.03	$(158.36)	NM	$0.12	$(668.31)	NM
Segment Revenues attributable to Ben’s Equity Holders(2)	16,621	16,626	17,961	—%	49,482	53,715	(7.9)%
Adjusted Segment Revenues attributable to Ben’s Equity Holders (1)(2)	16,621	16,626	18,146	—%	49,489	55,059	(10.1)%
Segment Operating Income (Loss) attributable to Ben’s Equity Holders	(8,281)	(9,192)	(894,617)	9.9%	27,391	(2,414,893)	NM
Adjusted Segment Operating Loss attributable to Ben’s Equity Holders(1)(2)	$(4,737)	$(2,261)	$(4,594)	NM	$(11,551)	$(37,583)	69.3%

NM - Not meaningful.

(1)	Adjusted Revenues, Adjusted Operating Loss, Adjusted Segment Revenues attributable to Ben’s Equity Holders and Adjusted Segment Operating Loss attributable to Ben’s Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.

(2)	Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the nine months ended December 31, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

4

Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal Third Quarter Results ($ in thousands)	Fiscal 3Q25 As of December 31, 2024	Fiscal 4Q24 As of March 31, 2024	Change %
Investments, at Fair Value	$334,278	$329,119	1.6%
All Other Assets	52,720	22,676	132.5%
Goodwill and Intangible Assets, Net	13,014	16,706	(22.1)%
Total Assets	$400,012	$368,501	8.6%

Business Segment Information Attributable to Ben’s Equity Holders(1)

Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben’s equity holders.

Segment Revenues Attributable to Ben’s Equity Holders(1) ($ in thousands)	Fiscal 3Q25 December 31, 2024	Fiscal 2Q25 September 30, 2024	Fiscal 3Q24 December 31, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$11,297	$11,978	$11,275	(5.7)%	$34,124	$36,303	(6.0)%
Ben Custody	5,410	5,386	5,897	0.4%	16,178	18,961	(14.7)%
Corporate & Other	(86)	(738)	789	88.3%	(820)	(1,549)	47.1%
Total Segment Revenues Attributable to Ben’s Equity Holders(1)	$16,621	$16,626	$17,961	—%	$49,482	$53,715	(7.9)%

Segment Operating Income (Loss) Attributable to Ben’s Equity Holders(1) ($ in thousands)	Fiscal 3Q25 December 31, 2024	Fiscal 2Q25 September 30, 2024	Fiscal 3Q24 December 31, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$(2,853)	$2,905	$(606,405)	NM	$(462)	$(1,781,521)	100.0%
Ben Custody	3,507	4,329	(267,995)	(19.0)%	9,123	(538,840)	NM
Corporate & Other	(8,935)	(16,426)	(20,217)	45.6%	18,730	(94,532)	NM
Total Segment Operating Income (Loss) Attributable to Ben’s Equity Holders(1)	$(8,281)	$(9,192)	$(894,617)	9.9%	$27,391	$(2,414,893)	NM

NM - Not meaningful.

(1)	Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the nine months ended December 31, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

5

Adjusted Business Segment Information Attributable to Ben’s Equity Holders(2)

Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben’s equity holders.

Adjusted Segment Revenues Attributable to Ben’s Equity Holders(1)(2) ($ in thousands)	Fiscal 3Q25 December 31, 2024	Fiscal 2Q25 September 30, 2024	Fiscal 3Q24 December 31, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$11,297	$11,978	$11,275	(5.7)%	$34,124	$36,303	(6.0)%
Ben Custody	5,410	5,386	5,897	0.4%	16,178	18,961	(14.7)%
Corporate & Other	(86)	(738)	974	88.3%	(813)	(205)	NM
Total Adjusted Segment Revenues Attributable to Ben’s Equity Holders(1)(2)	$16,621	$16,626	$18,146	—%	$49,489	$55,059	(10.1)%

Adjusted Segment Operating Income (Loss) Attributable to Ben’s Equity Holders(1)(2) ($ in thousands)	Fiscal 3Q25 December 31, 2024	Fiscal 2Q25 September 30, 2024	Fiscal 3Q24 December 31, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$(2,853)	$2,905	$2,525	NM	$(457)	$(11,769)	96.1%
Ben Custody	4,847	4,627	4,835	4.8%	13,890	15,767	(11.9)%
Corporate & Other	(6,731)	(9,793)	(11,954)	31.3%	(24,984)	(41,581)	39.9%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben’s Equity Holders(1)(2)	$(4,737)	$(2,261)	$(4,594)	NM	$(11,551)	$(37,583)	69.3%

NM - Not meaningful.

(1)	Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben’s Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben’s Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2)	Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the nine months ended December 31, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders

Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben’s Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) to Ben Common Shareholders ($ in thousands)	Fiscal 3Q25 December 31, 2024	Fiscal 2Q25 September 30, 2024	Fiscal 3Q24 December 31, 2023	YTD Fiscal 2025	YTD Fiscal 2024
Ben Liquidity	$(2,853)	$2,905	$(606,405)	$(462)	$(1,781,521)
Ben Custody	3,507	4,329	(267,995)	9,123	(538,840)
Corporate & Other	(8,935)	(16,426)	(20,217)	18,730	(94,532)
Loss on debt extinguishment, net (intersegment elimination)	—	—	(3,940)	—	(3,940)
Gain on liability resolution	—	23,462	—	23,462	—
Income tax expense (allocable to Ben and BCH equity holders)	(713)	—	(75)	(741)	(75)
Net loss attributable to noncontrolling interests - Ben	4,844	3,067	360,695	15,098	401,985
Noncontrolling interest guaranteed payment	(4,489)	(4,423)	(4,229)	(13,268)	(12,501)
Net income (loss) attributable to Ben’s common shareholders	$(8,639)	$12,914	$(542,166)	$51,942	$(2,029,424)

6

Earnings Webcast

Beneficient will host a webcast and conference call to review its third quarter financial results on February 13, 2025, at 8:30 am Eastern Standard Time. The webcast will be available via live webcast from the Investor Relations section of the Company’s website at https://shareholders.trustben.com under Events.

Replay

The webcast will be archived on the Company’s website in the investor relations section for replay for at least one year.

About Beneficent

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Investors:

Matt Kreps/214-597-8200/mkreps@darrowir.com

Michael Wetherington/214-284-1199/mwetherington@darrowir.com

investors@beneficient.com

Important Information and Where You Can Find It

This press release may be deemed to be solicitation material in respect of a vote of stockholders to approve an amendment to Ben’s articles of incorporation to increase the authorized shares of Class B Common Stock of Ben and the issuance of securities pursuant to the transactions to revise the liquidation priority of BCH (the “Transactions”). In connection with the requisite stockholder approval, Ben will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of Ben, seeking such approvals related to the Transactions.

INVESTORS AND SECURITY HOLDERS OF BEN AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BEN AND THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about Ben, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by Ben can also be obtained, without charge, by directing a request to Investor Relations, Beneficient, 325 North St. Paul Street, Suite 4850, Dallas, Texas 75201, or email investors@beneficient.com.

Participants in the Solicitation of Proxies in Connection with Transaction

Ben and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding Ben’s directors and executive officers is available in its annual report on Form 10-K for the fiscal year ended March 31, 2024, which was filed with the SEC on July 9, 2024 and certain current reports on Form 8-K filed by Ben. Other information regarding the participants in the solicitation of proxies with respect to the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

7

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, statements regarding the proposed Transactions, including expectations of future plans, strategies, and benefits of the Transactions, statements regarding the proposed Mercantile Bank acquisition and estimates regarding future synergies and benefits, our ability to expand the range of digital asset market solutions, and companion custody clearing and control account fee-based services as a result of the proposed Mercantile Bank acquisition, our ability to identify and negotiate transactions, diversification and size of our loan portfolio and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the ultimate outcome of the Transactions; the Company’s ability to consummate the Transactions; the ability of the Company to satisfy the closing conditions set forth in the agreement with respect to the Transactions, including obtaining the requisite vote of securityholders; the Company’s ability to meet expectations regarding the timing and completion of the Transactions, the ultimate outcome of the proposed Mercantile Bank acquisition; the Company’s ability to consummate the proposed Mercantile Bank acquisition in a timely manner or at all; the ability of the parties to satisfy the closing conditions to the acquisition; the possibility that the Company may be unable to successfully integrate Mercantile Bank’s operations with those of the Company or realize the expected benefits of the acquisition; the possibility that such integration may be more difficult, time-consuming, or costly than expected; the risk that operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, contractors, and customers) may be greater than expected following the acquisition or the public announcement of the acquisition; the Company’s ability to retain certain key employees of Mercantile Bank; the ability to launch and receive market acceptance for new products and services; risks related to the entry into a new line of business in connection with the proposed Mercantile Bank acquisition, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

8

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Investment income, net	$4,742	$7,448	$24,311	$7,935
Loss on financial instruments, net (related party of $(8), $(18,691), $(546) and $(64,217), respectively)	(523)	(18,024)	(1,885)	(64,260)
Interest and dividend income	10	118	34	348
Trust services and administration revenues (related party of $8, $8, $23 and $23, respectively)	188	158	564	173
Other income	2	65	2	65
Total revenues	4,419	(10,235)	23,026	(55,739)

Operating expenses
Employee compensation and benefits	2,929	7,340	13,914	58,561
Interest expense (related party of $3,140, $3,018, $9,330 and $5,843, respectively)	3,240	4,671	11,848	13,569
Professional services	5,083	4,970	17,884	22,000
Provision for credit losses	—	—	1,000	—
Loss on impairment of goodwill	—	883,223	3,692	2,286,212
Release of loss contingency related to arbitration award	—	—	(54,973)	—
Other expenses (related party of $723, $2,096, $2,111 and $6,317, respectively)	2,680	5,512	8,551	17,604
Total operating expenses	13,932	905,716	1,916	2,397,946
Operating income (loss)	(9,513)	(915,951)	21,110	(2,453,685)
(Gain) loss on liability resolution	—	—	(23,462)	—
Loss on extinguishment of debt, net	—	8,846	—	8,846
Net income (loss) before income taxes	(9,513)	(924,797)	44,572	(2,462,531)
Income tax expense	713	75	741	75
Net income (loss)	(10,226)	(924,872)	43,831	(2,462,606)
Plus: Net loss attributable to noncontrolling interests - Customer ExAlt Trusts	1,232	26,240	6,281	43,698
Plus: Net loss attributable to noncontrolling interests - Ben	4,844	360,695	15,098	401,985
Less: Noncontrolling interest guaranteed payment	(4,489)	(4,229)	(13,268)	(12,501)
Net income (loss) attributable to Beneficient common shareholders	$(8,639)	$(542,166)	$51,942	$(2,029,424)
Other comprehensive income (loss):
Unrealized (loss) gain on investments in available-for-sale debt securities	(120)	51	(115)	4,236
Total comprehensive income (loss)	(8,759)	(542,115)	51,827	(2,025,188)
Less: comprehensive (loss) gain attributable to noncontrolling interests	(120)	51	(115)	4,236
Total comprehensive income (loss) attributable to Beneficient	$(8,639)	$(542,166)	$51,942	$(2,029,424)

Net income (loss) per common share
Class A - basic	$(1.32)	$(158.36)	$10.30	$(668.31)
Class B - basic	$(1.02)	$(156.95)	$13.78	$(587.49)
Net income (loss) per common share
Class A - diluted	$(1.32)	$(158.36)	$0.12	$(668.31)
Class B - diluted	$(1.02)	$(156.95)	$0.12	$(587.49)

9

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2024	March 31, 2024
(Dollars and shares in thousands)	(unaudited)
ASSETS
Cash and cash equivalents	$4,149	$7,913
Restricted cash	52	64
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of $12 and $552)	334,278	329,113
Investments held by Ben (related party of nil and $6)	—	6
Other assets, net	48,519	14,699
Intangible assets	3,100	3,100
Goodwill	9,914	13,606
Total assets	$400,012	$368,501
LIABILITIES, TEMPORARY EQUITY, AND EQUITY (DEFICIT)
Accounts payable and accrued expenses (related party of $14,294 and $14,143)	$149,204	$157,157
Other liabilities (related party of $16,798 and $9,740)	22,433	31,727
Warrants liability	648	178
Convertible debt	2,667	—
Debt due to related parties	120,274	120,505
Total liabilities	295,226	309,567
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Redeemable Unit Accounts, nonunitized	90,526	251,052
Total temporary equity	90,526	251,052
Shareholder’s equity (deficit):
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A preferred stock, 0 and 0 shares issued and outstanding as of December 31, 2024 and March 31, 2024	—	—
Series B preferred stock, 363 and 227 shares issued and outstanding as of December 31, 2024 and March 31, 2024	—	—
Class A common stock, par value $0.001 per share, 5,000,000 and 18,750(1) shares authorized as of December 31, 2024 and March 31, 2024, respectively, 8,246 and 3,348 shares issued as of December 31, 2024 and March 31, 2024, respectively, and 8,237 and 3,339 shares outstanding as of December 31, 2024 and March 31, 2024, respectively	8	3
Class B convertible common stock, par value $0.001 per share, 250(1) shares authorized, 239 and 239 shares issued and outstanding as of December 31, 2024 and March 31, 2024	—	—
Additional paid-in capital	1,843,911	1,848,068
Accumulated deficit	(2,007,272)	(2,059,214)
Stock receivable	—	(20,038)
Treasury stock, at cost (9 shares as of December 31, 2024 and March 31, 2024)	(3,444)	(3,444)
Accumulated other comprehensive income	161	276
Noncontrolling interests	180,896	42,231
Total equity (deficit)	14,260	(192,118)
Total liabilities, temporary equity, and equity (deficit)	$400,012	$368,501

(1)	Number has been adjusted to reflect 1-for-80 reverse stock split on April 18, 2024. See Note 1 - Summary of Significant Accounting Policies - Reverse Stock Split to the consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on July 9, 2024, for additional information.

10

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended December 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$11,297	$5,410	$4,317	$(86)	$(16,519)	$4,419
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	8	—	—	8
Adjusted revenues	$11,297	$5,410	$4,325	$(86)	$(16,519)	$4,427

Operating income (loss)	$(2,853)	$3,507	$(35,544)	$(8,935)	$34,312	$(9,513)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	8	—	—	8
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	1,340	—	—	(1,340)	—
Goodwill impairment	—	—	—	—	—	—
Release of loss contingency related to arbitration award	—	—	—	—	—	—
Share-based compensation expense	—	—	—	804	—	804
Legal and professional fees(1)	—	—	—	1,400	—	1,400
Adjusted operating income (loss)	$(2,853)	$4,847	$(35,536)	$(6,731)	$32,972	$(7,301)

(1)	Includes legal and professional fees related lawsuits.

(in thousands)	Three Months Ended September 30, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$11,978	$5,386	$9,112	$(738)	$(17,177)	$8,561
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	173	—	—	173
Adjusted revenues	$11,978	$5,386	$9,285	$(738)	$(17,177)	$8,734

Operating income (loss)	$2,905	$4,329	$(31,549)	$(16,426)	$27,026	$(13,715)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	173	—	—	173
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill impairment	—	298	—	—	—	298
Release of loss contingency related to arbitration award	—	—	—	—	—	—
Share-based compensation expense	—	—	—	3,364	—	3,364
Legal and professional fees(1)	—	—	—	3,269	—	3,269
Adjusted operating income (loss)	$2,905	$4,627	$(31,376)	$(9,793)	$27,026	$(6,611)

(1)	Includes legal and professional fees related to lawsuits.

11

(in thousands)	Three Months Ended December 31, 2023
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$11,275	$5,897	$(11,182)	$789	$(17,014)	$(10,235)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	18,506	185	—	18,691
Adjusted revenues	$11,275	$5,897	$7,324	$974	$(17,014)	$8,456

Operating income (loss)	$(606,405)	$(267,995)	$(49,363)	$(20,217)	$28,029	$(915,951)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	18,506	185	—	18,691
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	4,262	—	—	—	(4,262)	—
Goodwill impairment	604,668	272,830	—	5,725	—	883,223
Loss on arbitration	—	—	—	—	—	—
Share-based compensation expense	—	—	—	2,026	—	2,026
Legal and professional fees(1)	—	—	—	327	—	327
Adjusted operating income (loss)	$2,525	$4,835	$(30,857)	$(11,954)	$23,767	$(11,684)

(1)	Includes legal and professional fees related to lawsuits.

(in thousands)	Nine Months Ended December 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$34,124	$16,178	$23,282	$(820)	$(49,738)	$23,026
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	539	7	—	546
Adjusted revenues	$34,124	$16,178	$23,821	$(813)	$(49,738)	$23,572

Operating income (loss)	$(462)	$9,123	$(96,722)	$18,730	$90,441	$21,110
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	539	7	—	546
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	5	1,340	—	—	(1,345)	—
Goodwill impairment	—	3,427	—	265	—	3,692
Release of loss contingency related to arbitration award	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	5,162	—	5,162
Legal and professional fees(1)	—	—	—	5,825	—	5,825
Adjusted operating income (loss)	$(457)	$13,890	$(96,183)	$(24,984)	$89,096	$(18,638)

(1)	Includes legal and professional fees related to lawsuits.

12

(in thousands)	Nine Months Ended December 31, 2023
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$36,303	$18,961	$(54,363)	$(1,549)	$(55,091)	$(55,739)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	62,873	1,344	—	64,217
Adjusted revenues	$36,303	$18,961	$8,510	$(205)	$(55,091)	$8,478

Operating income (loss)	$(1,781,521)	$(538,840)	$(166,051)	$(94,532)	$127,259	$(2,453,685)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	62,873	1,344	—	64,217
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	43,872	—	—	—	(43,872)	—
Goodwill impairment	1,725,880	554,607	—	5,725	—	2,286,212
Loss on arbitration	—	—	—	—	—	—
Share-based compensation expense	—	—	—	37,530	—	37,530
Legal and professional fees(1)	—	—	—	8,352	—	8,352
Adjusted operating income (loss)	$(11,769)	$15,767	$(103,178)	$(41,581)	$83,387	$(57,374)

(1)	Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Operating Expenses Non GAAP Reconciliation
Operating expenses	$13,932	$905,716	$1,916	$2,397,946
Plus: Release of loss contingency related to arbitration award	—	—	54,973	—
Less: Goodwill impairment	—	(883,223)	(3,692)	(2,286,212)
Operating expenses, excluding goodwill impairment and release of loss contingency related to arbitration award	$13,932	$22,493	$53,197	$111,734

The below table reconciles the non-GAAP financial measures of tangible book value and tangible book value to Ben’s public stockholders to the most comparable GAAP financial measures as of December 31, 2024 on an actual basis and pro forma assuming the transactions described in our Form 8-K filed on December 23, 2024 occurred on December 31, 2024.

	Actual and Pro Forma (a)		Actual	Pro forma(a)
Tangible Book Value		Tangible book value attributable to Ben’s public company stockholders
Total equity (deficit)	$14,260	Tangible book value	$91,772	$91,772
Less: Goodwill and intangible assets	(13,014)	Less: Tangible book value attributable to Beneficient Holdings noncontrolling interest holders	(91,772)	(82,595)
Plus: Total temporary equity	90,526	Tangible book value attributable to Ben’s public company stockholders	—	9,177
Tangible book value	$91,772

(a)	Assumes the transactions described in our Form 8-K filed on December 23, 2024 closed on December 31, 2024 including that the BCH limited partnership agreement was amended to provide that Beneficient, as the indirect holder of the Class A Units and certain Designated Class S Ordinary Units of BCH, would receive in the event of a liquidation of BCH (i) 10% of the first $100 million of distributions of BCH following the satisfaction of the debts and liabilities of BCH on a consolidated basis and (ii) 33.3333% of the net asset value of the added alternative assets of up to $5 billion in connection with ExAlt Plan liquidity and primary capital transactions entered after December 22, 2024.

13

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben’s Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben’s Equity Holders are non-GAAP financial measures. We present these non-GAAP financial measures because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. Tangible Book Value and Tangible Book Value to Ben’s Public Company Stockholders are also non-GAAP financial measures. We present these non-GAAP financial measures because we believe it help investors in analyzing the intrinsic value of the Company, including the proforma impact of the contemplated transactions more fully described in our Form 8-K filed on December 23, 2024. The non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.

We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust. Adjusted Segment Revenues attributable to Ben’s Equity Holders is the same as “adjusted revenues” related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient’s subsidiary, BCH.

Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, a defunct product offering, and certain employee matters, including fees & loss contingency accruals (releases) incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben’s Equity Holders is the same as “adjusted operating income (loss)” related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient’s subsidiary, BCH.

Tangible book value is defined as the sum of total equity (deficit) less goodwill and intangible assets plus total temporary equity. Tangible book value to Ben’s public company stockholders is defined at tangible book value adjusted for the portion of tangible book value that is attributable to Ben’s public company stockholders, which is calculated as tangible book value adjusted for (i) 10% of the first $100 million of distributions of BCH following the satisfaction of the debts and liabilities of BCH on a consolidated basis and (ii) 33.3333% of the net asset value of the added alternative assets of up to $5 billion in connection with ExAlt Plan liquidity and primary capital transactions entered after December 22, 2024.

These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben’s Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben’s Equity Holders should not be considered as a measure of our liquidity.

Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben’s Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben’s Equity Holders, Tangible Book Value and Tangible Book Value to Ben’s Public Company Stockholders should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben’s Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben’s Equity Holders, Tangible Book Value and Tangible Book Value to Ben’s Public Company Stockholders on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.

14